Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Merrill Lynch Preferred Capital Trust II and Merrill Lynch Preferred Funding II, L.P. (the "Partnership") for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kathleen Skero, Controller of Merrill Lynch & Co., Inc., the General Partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.




                              MERRILL LYNCH PREFERRED FUNDING II, L.P.

                              By:  MERRILL LYNCH & CO., INC., as General Partner


                              By:  /s/ KATHLEEN SKERO
                                   ---------------------------------------------
                              Name:    Kathleen Skero *
                              Title:   Controller, Merrill Lynch & Co., Inc.








Dated: November 9, 2005
_______________________

* Kathleen Skero functions as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Partnership for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.